UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2004

CollaGenex Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28308	52-1758016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Newtown, PA	18940
(Address of Principal Executive Offices)	(Zip Code)

(215) 579-7388

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 23, 2004, CollaGenex Pharmaceuticals, Inc. (the “Company”), entered into a Change of Control Agreement with Andrew Powell, the Company’s Vice President, General Counsel and Secretary, in connection with the commencement of Mr. Powell’s employment with the Company. In the event the employment of Mr. Powell is terminated as a result of an Involuntary Termination within 24 months of a Change of Control (each as defined in such agreement), the Change of Control Agreement provides for, among other things (i) a lump sum payment equal to 1.5 times base salary plus 1.5 times the average bonus paid for the three fiscal years prior to the Termination Date (as defined in the agreement), (ii) health coverage and benefits for a period of 24 months, and (iii) certain outplacement/administrative support for a period of 18 months. The Form of Change of Control Agreement was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 and is incorporated herein by reference.

In addition, on September 23, 2004, the Company entered into a stock option agreement with Mr. Powell, pursuant to which the Company granted inducement stock options to Mr. Powell, effective the date of commencement of his employment. These options were granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) under the following terms: 70,000 non-qualified stock options with an exercise price equal to the fair market value on the grant date, ten-year duration and vesting at the rate of 20% for each year of service with the Company.

Item 3.02. Unregistered Sales of Equity Securities.

On August 9, 2004 and September 23, 2004, the Company granted an aggregate of 180,000 stock options outside of any stock option plan which were not registered under the Securities Act of 1933, as amended (the “Securities Act”).

In accordance with NASDAQ Marketplace Rule 4350, as amended, the Company granted inducement stock options in connection with the commencement of employment of each of Greg Ford, the Company’s Vice President, Business Development and Strategic Planning, Brad Zerler, the Company’s Vice President of Research, and Andrew Powell, the Company’s Vice President, General Counsel and Secretary. These options were granted without stockholder approval under the following terms: 70,000 non-qualified stock options to Mr. Ford with an exercise price of $6.46, 40,000 non-qualified stock options to Mr. Zerler with an exercise price of $6.46 and 70,000 non-qualified stock options to Mr. Powell with an exercise price of $6.70, each with ten-year duration and vesting at the rate of 20% for each year of service with the Company.

The Company did not employ an underwriter in connection with the issuance of the securities described above. The Company believes that the issuance of the foregoing securities was exempt from registration under either (i) Section 4(2) of the Securities Act as transactions not involving any public offering and such securities having been acquired for investment and not with a view to distribution, or (ii) Rule 701 under the Securities Act as transactions made pursuant to a written compensatory benefit plan or pursuant to a written contract relating to compensation. All recipients had adequate access to information about the Company.

Item 9.01. Financial Statements and Exhibits.

(c)	Form of Change of Control Agreement (Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, Commission File No. 0-28308, is incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLAGENEX PHARMACEUTICALS, INC.

Date: September 24, 2004	By:	/s/ Nancy C. Broadbent
Nancy C. Broadbent Chief Financial Officer (Principal Financial Officer)